UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 5, 2025

Lottery.com Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-38508	No. 81-1996183
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5049 Edwards Rd., 4th Floor Fort Worth, Texas	76109
(Address of Principal Executive Offices)	(Zip Code)

(737) 309-4500

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	LTRY	The Nasdaq Stock Market LLC
Warrants to purchase one share of common stock, each at an exercise price of $230.00	LTRYW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13 (a) of the Exchange Act. ☐

Item 8.01. Other Events.

Sponsorship of Louis Foster for 2025 NTT INDYCAR series

On June 5, 2025, Sports.com and Lottery.com Inc. (collectively the “Company” or “Lottery.com”) entered into a Letter of Commitment (the “LOC”) with Louis Foster (“Foster”). The LOC is for for nine (9) races in the 2025 IndyCar Series and includes: Sports.com crash helmet branding, Sports.com logo on the front wing end plate of Foster’s car, media rights for promotional use and social media activations nine (9) tagged posts). In consideration of the LOC, the Company shall pay sixty two thousand five hundred U.S. dollars ($62,500) in cash paid out in equal instalments in June, July and August 2025 and sixty two thousand five hundred five hundred U.S. dollars ($62,500) in Company restricted common stock valued at market rate at closing on June 3, 2025 ($1.54).

The above-described LOC will be qualified in its entirety by the documents that will be filed and attached as exhibits to the Company’s Form 10-Q for the second quarter.

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description
10.1	Press Release Dated June 5, 2025

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Lottery.com Inc.

By:	/s/ Matthew McGahan
Name:	Matthew McGahan
Title:	Chief Executive Officer

June 6, 2025